SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2006
DOCUCORP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-23829	75-2690838
(State of incorporation)	(Commission File Number)	(IRS employment identification no.)
5400 LBJ Freeway, Suite 300
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code 214-891-6500
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

TABLE OF CONTENTS
Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet of a Registrant
Item 9.01. Financial Statements and Exhibits
Fourth Amendment to Credit Agreement
Press Release

Item 1.01. Entry Into a Material Definitive Agreement
On June 15, 2006, Docucorp International, Inc. (“Docucorp”) executed the Fourth Amendment to Credit Agreement (the “Amendment”) with Comerica Bank (“Comerica”). The Amendment increases the revolving credit maximum amount from $10 million to $20 million and changes the maturity date from August 31, 2006 to November 1, 2009. The Amendment was obtained for additional flexibility to pursue new business development opportunities, whether through acquisitions or new product development. The Amendment is unconditionally guaranteed by Docucorp’s domestic subsidiaries and is subject to financial covenants. A copy of the Amendment is furnished herewith as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet of a Registrant
The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
The following information is furnished pursuant to Item 7.01 (“Regulation FD Disclosure”). In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. Docucorp issued a press release on June 20, 2006 regarding the developments described in Item 1.01 of this Report. A copy of Docucorp’s press release is attached as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
     Exhibit 99.1-Fourth Amendment to Credit Agreement dated as of June 15, 2006 between Docucorp International, Inc. and Comerica Bank
     Exhibit 99.2-Press Release, dated June 20, 2006
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCORP INTERNATIONAL, INC.

Date: June 20, 2006	By:	/s/ J. Robert Gary

J. Robert Gary,
Senior Vice President, Finance and Administration